SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

X	Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
X	Definitive Additional Materials
Soliciting Material under §240.14a-12

NAVIDEA BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 14, 2018

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2018, Dr. Michael Goldberg resigned as the Chief Executive Officer and President, and from the board of directors, of Navidea Biopharmaceuticals, Inc. (“Navidea”) effective immediately. Dr. Goldberg will, however, remain engaged in Navidea’s subsidiary, Macrophage Therapeutics, Inc. (“MT”). As previously disclosed, Dr. Goldberg ultimately desires to focus all his energy full time on creating value at MT.

In connection with Dr. Goldberg’s resignation, Navidea and Dr. Goldberg entered into a binding agreement (the “Agreement”), with the intent of entering into one or more additional definitive agreements (the “Definitive Agreements”), that set forth the terms of the separation from service. The Agreement provides that Dr. Goldberg will be entitled to receive 23.5 million shares of common stock of Navidea. A portion of the shares of common stock to be issued to Dr. Goldberg will be held in escrow to settle any disputes that may arise between Navidea and Dr. Goldberg. Dr. Goldberg will also be entitled to an aggregate of $978,000 as severance, payable in equal installments over the next 24 months beginning on August 31, 2018. Navidea will also pay the costs to continue Dr. Goldberg’s existing health coverage for a period of 16 months, by paying the amounts required under COBRA to maintain such coverage. Dr. Goldberg will also agree to waive all rights to collect any debt (including, without limitation, interest) owed by Navidea, and release each of Navidea and MT from any and all claims that currently exist or arise, including but not limited to claims for any compensation, vacation pay, severance, bonus, options, warrants or any debt obligations.

Pursuant to the Agreement, Dr. Goldberg will also be entitled to receive shares of a newly authorized class of common stock of MT (“MT Super Voting Common Stock”) equal to 5.0% of the outstanding shares of MT. Except as otherwise required by law, the holders of MT Super Voting Common Stock shall be entitled to notice of any stockholders’ meeting and to vote as a single class with holders of the Common Stock upon any matter submitted to the stockholders for a vote. In that regard, each holder of MT Super Voting Common Stock shall have 20 votes for each full share of MT Common Stock into which the shares of MT Super Voting Common Stock would be convertible on the record date for the matter to be voted on. Notwithstanding the foregoing, until such time as MT obtains aggregate gross proceeds of at least $10 million in one or more financings, the vote or written consent of Navidea will be required before MT can issue Dr. Goldberg, or any of his affiliates, any equity or rights to purchase equity, which vote or consent will not be unreasonably withheld. Navidea will be entitled to appoint one observer to MT’s board of directors. Any shares of preferred stock, or any warrants or other equity rights held by Dr. Goldberg will be redeemed by MT for no additional consideration.

Dr. Goldberg’s resignation was not due to a disagreement with Navidea on any matter relating to Navidea’s operations, policies or practices.

Navidea expects to include the Agreement and any Definitive Agreements as exhibits to a future periodic report, to be filed with the U.S. Securities and Exchange Commission (the “Commission”). The foregoing description does not constitute a complete summary of the terms of the Agreement or any Definitive Agreement and is qualified in its entirety by reference to the full text of the Agreement or the applicable Definitive Agreement, as the case may be.

Upon the resignation of Dr. Goldberg, Jed A. Latkin, currently Navidea’s Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary, serves as interim Chief Executive Officer, and as Navidea’s principal executive officer. In connection with each such appointment and the vacancy created by Dr. Goldberg’s resignation, the Board appointed Mr. Latkin as a director of Navidea, to serve until his successor is duly elected and qualified, or until the earlier of his death, resignation, retirement, or removal from such position. Mr. Latkin’s biographical and other information required to be disclosed hereunder is included in the Company’s Proxy Statement, dated July 9, 2018, filed with the Commission and incorporated herein by reference.

Also on August 14, 2018, Dr. Mark Greene resigned from the board of directors of Navidea, effective immediately. Dr. Greene will, however, continue to serve as a director of MT. Dr. Greene’s resignation was not due to a disagreement with Navidea on any matter relating to Navidea’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: August 15, 2018	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Operating Officer and Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 14, 2018

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2018, Navidea Biopharmaceuticals, Inc. (“Navidea” or the “Company”) received a notification (the “Deficiency Letter”) from the NYSE American LLC (the “NYSE American”) stating that Navidea was not in compliance with certain NYSE American continued listing standards relating to stockholders’ equity. Specifically, the Deficiency Letter stated that Navidea is not in compliance with Section 1003(a)(ii) of the NYSE American Company Guide, which requires an issuer to have stockholders’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Deficiency Letter noted that Navidea had stockholders’ equity of $2.1 million as of June 30, 2018, and has reported net losses in four of its five most recent fiscal years ended December 31, 2017.

Navidea is required to submit a plan to the NYSE American by September 14, 2018 advising of actions it has taken or will take to regain compliance with the continued listing standards by February 14, 2020. Navidea intends to submit a plan by the deadline. If Navidea fails to submit a plan, or if Navidea’s plan is not accepted or if Navidea fails to regain compliance by the deadline, the NYSE American may commence delisting procedures.

In addition, the Deficiency Letter stated that the staff of the NYSE American (the “Staff”) determined that the Company’s securities have been selling for a low price per share for a substantial period of time and, pursuant to Section 1003(f)(v) of the NYSE American Company Guide, Navidea’s continued listing is predicated on it effecting a reverse stock split of its common stock, par value $0.001 per share (“Common Stock”) or otherwise demonstrating sustained price improvement within a reasonable period of time, which the Staff has determined to be no later than February 14, 2019. Navidea must regain compliance with the price standard by that date in order to be considered for continued trading through the end of February 14, 2020.

As disclosed in Navidea’s Proxy Statement, dated July 9, 2018, filed with the U.S. Securities and Exchange Commission (as amended and supplemented, the “Proxy Statement”), Navidea’s Board of Directors has adopted, and is recommending that Navidea’s stockholders approve, an amendment (the “Amendment”) to the Company’s amended and restated certificate of incorporation, which would effect a reverse stock split of its issued and outstanding Common Stock at a ratio of not less than one-for-five and not more than one-for-twenty, with the Board having the discretion and authority to determine at which ratio to effect, if at all, prior to twelve months after the approval at the Annual Meeting, as determined by the Board of Directors in its sole discretion. The Proxy Statement provides that the Board’s primary objective in proposing the reverse stock split is to raise the per share trading price of the Common Stock. The Board believes that the reverse stock split will result in a higher per share trading price, which is intended to enable the Company to maintain the listing of its Common Stock on the NYSE American and generate greater investor interest in the Company. For additional information, please refer to the Proxy Statement.

Navidea’s Common Stock will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standards noted, subject to Navidea’s compliance with other continued listing requirements. The Common Stock will continue to trade under the symbol “NAVB,” but will have an added designation of “.BC” to indicate that Navidea is not in compliance with the NYSE American’s listing standards. The NYSE American notification does not affect Navidea’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of Navidea’s material agreements.

On August 15, 2018, Navidea issued a press release announcing that it had received the notice of noncompliance. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

 Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release issued by Navidea Biopharmaceuticals, Inc., dated August 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: August 15, 2018	By:	/s/ Jed A. Latkin
Jed A. Latkin Interim Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer

Exhibit 99.1

Navidea Biopharmaceuticals Receives Noncompliance Notice from NYSE American

DUBLIN, Ohio--(BUSINESS WIRE)—On August 14, 2018, Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) (“Navidea” or the “Company”), a company focused on the development of precision immunodiagnostic agents and immunotherapeutics, received a letter from NYSE American LLC (“NYSE American” or the “Exchange”) stating that it is not in compliance with the continued listing standards as set forth in Sections 1003(a)(ii) and 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”). In order to maintain its listing, the Company must submit a plan of compliance by September 14, 2018 addressing how it intends to regain compliance with Section 1003(a)(ii) of the Company Guide by February 14, 2020. If the plan is accepted, the Company may be able to continue its listing but will be subject to periodic reviews by the Exchange. If the plan is not accepted or if it is accepted but the Company is not in compliance with the continued listing standards by February 14, 2020, or if the Company does not make progress consistent with the plan, or if the Company does not regain compliance with Section 1003(f)(v) by February 14, 2019, the Exchange will initiate delisting procedures as appropriate. The Company's management is pursuing options to address the deficiencies and intends to submit a compliance plan on or before the deadline set by the Exchange.

About Navidea

Navidea Biopharmaceuticals, Inc. (NYSE American: NAVB) is a biopharmaceutical company focused on the development of precision immunodiagnostic agents and immunotherapeutics. Navidea is developing multiple precision-targeted products based on its Manocept™ platform to enhance patient care by identifying the sites and pathways of disease and enable better diagnostic accuracy, clinical decision-making, and targeted treatment. Navidea’s Manocept platform is predicated on the ability to specifically target the CD206 mannose receptor expressed on activated macrophages. The Manocept platform serves as the molecular backbone of Tc 99m tilmanocept, the first product developed and commercialized by Navidea based on the platform. The development activities of the Manocept immunotherapeutic platform are being conducted by Navidea in conjunction with its subsidiary, Macrophage Therapeutics, Inc. Navidea’s strategy is to deliver superior growth and shareholder return by bringing to market novel products and advancing the Company’s pipeline through global partnering and commercialization efforts.

For more information, please visit www.navidea.com.

Contacts

Navidea Biopharmaceuticals
Jed Latkin, CFO/COO, 614-551-3416
jlatkin@navidea.com

or

Edison Advisors
Joseph Green, 646-653-7030
jgreen@edisongroup.com

Forward-Looking Statements

This release and any oral statements made with respect to the information contained in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things: general economic and business conditions, both nationally and in our markets; our history of losses and uncertainty of future profitability; the final outcome of the CRG litigation in Texas; our ability to successfully complete research and further development of our drug candidates; the timing, cost and uncertainty of obtaining regulatory approvals of our drug candidates; our ability to successfully commercialize our drug candidates; our expectations and estimates concerning future financial performance, financing plans and the impact of competition; our ability to raise capital sufficient to fund our development and commercialization programs; our ability to implement our growth strategy; anticipated trends in our business; advances in technologies; and other risk factors set forth in this report and detailed in our most recent Annual Report on Form 10-K and other SEC filings. You are urged to carefully review and consider the disclosures found in our SEC filings, which are available at www.sec.gov or at http://ir.navidea.com.

Investors are urged to consider statements that include the words “will,” “may,” “could,” “should,” “plan,” “continue,” “designed,” “goal,” “forecast,” “future,” “believe,” “intend,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions, as well as the negatives of those words or other comparable words, to be uncertain forward-looking statements.

You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be incorrect. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.